UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2012

CONVENIENCE TV INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54210	30-0518293
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

248 Main Street, Venice, CA, 90291	78578
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 331-8777

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On May 1, 2012, Convenience TV Inc. (the “Company”, “we”, “us”) entered into a joint venture agreement with Autumn Peach Worldwide Inc. (“Autumn Peach”), a British Virgin Islands corporation wherein the parties are mutually interested in creating a joint venture to market and distribute Culinary Truths brand products and to provide digital marketing devices to promote sales. Autumn Peach is in the business of producing natural spices under the brand name of Culinary Truths and wishes to market and distribute the products in North America. A copy of the joint venture agreement is attached hereto as Exhibit 10.1.

Pursuant to the terms of the joint venture agreement, the parties have agreed to that the Company will receive a commission of 10% per sale for products sold by the Company or its affiliates, that the Company will supply its expertise in screen placement within the designated locations, that Autumn Peach’s distributors will be responsible for the ordering and payment of equipment as required, that the Company will pay Autumn Peach 20% of the net billing advertising revenue, and that the initial term of the joint venture agreement shall be 5 years, with annual renewals based upon mutually acceptable terms.

Item 9.01	Financial Statements and Exhibits

10.1	Project Joint Venture Agreement dated May 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVENIENCE TV INC.

/s/ Greg Trevor
Greg Trevor
Chief Financial Officer, Secretary, Treasurer and Director

Date: May 4, 2012